UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

NYMEX Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☒	No fee required.

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Notice No. 04-422

August 15, 2008

To:	All Owners of Class A Memberships in New York Mercantile Exchange, Inc.

From:	James Newsome, President

Subject:	REMINDER: Deadlines for Internet & Telephone Voting – DO NOT VOTE BY MAIL

Please be reminded that the deadline to vote your proxy over the Internet or by telephone is 6:00 A.M., New York Time, on August 18. You should no longer submit your vote by mail as it will not be received in time to be counted. Should you wish to vote after 6:00 A.M. on Monday, you must attend the Special Meeting of Class A Members at 3:00 P.M., New York Time, on Monday, August 18. To ensure that your vote will be received in time to be counted, please do not vote by mail—you should vote by internet or telephone.

Voting by Internet: You can vote over the Internet by accessing the website at www.cesvote.com and following the instructions on the website. Have your proxy card in hand when you access the website because you will have to enter the control number printed on your proxy card. Internet voting is available 24 hours a day. If you vote over the Internet, you do not need to return your proxy card(s) by mail.

Voting by Telephone: You can vote by telephone by calling the toll-free number (888) 693-8683 in the United States, Canada and Puerto Rico on a touch-tone telephone. You will then be prompted to enter the control number printed on your proxy card and follow subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to return your proxy card(s) by mail.

TO ENSURE YOUR VOTE IS COUNTED, DO NOT VOTE BY MAIL!

Should you have any questions about how to vote by internet or telephone, please contact Donna Talamo at dtalamo@nymex.com or 212-299-2372 or Investor Relations at investorrelations@nymex.com or 212-299-2669.

If you need a proxy card/control number to vote your Class A membership, you should contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

(800) 758-5378 (toll-free)

or

(212) 269-5550 (call collect)